As filed with the Securities and Exchange Commission on July 6, 2020

Registration Statement No. 333-213709

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EMX Royalty Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-102691 (I.R.S. Employer Identification No.)

Suite 501 - 543 Granville Street Vancouver, British Columbia Canada V6C 1X8 (604) 688-6390 (Address of Principal Executive Offices)

Stock Option Plan
(Full titles of the plans)

O'Neill Law Corporation

Suite 704, 595 Howe Street, Box 35

Vancouver, BC V6C 2T5, Canada
(Name and address of agent for service)

(604) 687-5792
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-8 (No. 333-213709) (the "Registration Statement") filed with the Securities and Exchange Commission on September 20, 2016 by EMX Royalty Corporation, a British Columbia (the "Registrant") registering 7,397,471 common shares for issuance under the Registrant's Stock Option Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of updating the Consent of Davidson & Company LLP, which inadvertantly omitted the reference to the Registration Statement. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.  Exhibits.

Exhibit Number	Exhibit
4.1+	Stock Option Plan
5.1+	Opinion of O'Neill Law Corporation
23.1	Consent of Davidson & Company LLP
23.2+	Consent of Eric Jensen
23.3+	Consent of Michael Sheehan
23.4+	Consent of Dean Turner
23.5+	Consent of O'Neill Law Corporation (included in Exhibit 5.1)
24.1+	Power of Attorney (included in signature page)

+Previously filed

SIGNATURES

 The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 6 day of July, 2020.

EMX ROYALTY CORPORATION

By:      /s/ David M. Cole

Name:  David M. Cole
Title:  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David M. Cole	President, Chief Executive Officer and Director and Authorized Representative in the United States (Principal Executive Officer)	July 6, 2020
David M. Cole

/s/ Douglas Reed	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 6, 2020
Douglas Reed

*	Chairman of the Board	July 6, 2020
Michael D. Winn

*	Director	July 6, 2020
Brian E. Bayley

*	Director	July 6, 2020
Brian K. Levet

*	Director	July 6, 2020
Larry M. Okada

*By: /s/ David M. Cole
David M. Cole Attorney-in-fact